SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2003

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-50055 (Commission File Number)	22-3768777 (IRS Employer Identification No

151 Morristown Road Bernardsville, New Jersey (Address of principal executive offices)	07924 (Zip Code)

Registrant’s telephone number, including area code (908) 221-0100

Item 7. Exhibits.

(a)	None.

(b)	None.

(c)	Exhibit 99 - Presentation made by the Registrant at the Annual Meeting Stockholders on May 20, 2003.

Item 9. Regulation FD Disclosure.

On May 20, 2003, the Registrant made a presentation at the Registrant’s Annual Meeting of Stockholders.

The information in the presentation slides are being furnished pursuant to Item 9. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, all of the information in the presentation materials is presented as of May 20, 2003, and the Registrant does not assume any obligation to update such information in the future.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP (Registrant)

Dated: May 20, 2003	By:	/s/ Gerard Riker ——————— GERARD RIKER Vice President and Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.
99	Presentation made by the Registrant at the Annual Meeting of Stockholders on May 20, 2003.	5-28